Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-8 of our report dated February 22, 2010, except for Note 17(c), as to which the date is March 11, 2010, relating to the financial statements of SS&C Technologies Holdings, Inc., which is incorporated by reference in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
June 25, 2010